UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2020

Bill.com Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-39149	83-2661725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Embarcadero Road

Palo Alto, California 94303

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 621-7700

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001	BILL	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 3, 2020, Bill.com Holdings, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, there were present, in person or by proxy, holders of 67,284,660 shares of common stock, or approximately 83% of the total outstanding shares entitled to vote at the Annual Meeting, which constituted a quorum for the transaction of business. The holders present voted on the two proposals presented at the Annual Meeting as follows:

Proposal One – Election of Directors

The Company’s stockholders approved the election of three directors, each to serve for a three-year term expiring at the 2023 Annual Meeting of Stockholders and until such director’s successor is elected and qualified, by the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
René Lacerte	49,629,165	12,832,624	4,822,871
Peter Kight	36,334,593	26,127,196	4,822,871
Colleen Taylor	62,128,179	333,610	4,822,871

Proposal Two – Ratification of Appointment of Independent Registered Accounting Firm

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered accounting firm for the year ending June 30, 2021 by the following votes:

Votes For	Votes Against	Abstentions
66,971,747	12,305	300,608

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BILL.COM HOLDINGS, INC.

Date: December 7, 2020	By:	/s/ Raj Aji
Raj Aji
General Counsel, Chief Compliance Officer and Secretary